UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to Rule 14a-12

Audiovox Corporation

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 2, 2007

To our Shareholders:

The Annual Meeting of the Shareholders of Audiovox Corporation (the ‘‘Company’’) will be held at the Sheraton Smithtown, 110 Vanderbilt Motor Parkway, Smithtown, New York on Thursday, August 2, 2007 at 10:00 a.m. EST, for the following purposes:

1.	To elect seven directors as set forth in the Proxy Statement;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2008; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on June 13, 2007 are entitled to notice of, to attend, and to vote at the annual meeting or any adjournment thereof. Shareholders are urged to review carefully the information contained in the Proxy Statement prior to deciding how to vote their shares at the annual meeting.

As detailed in the Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. Voting your shares via the Internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the annual meeting, we encourage you to vote your shares promptly using one of the methods discussed above. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

A copy of our Annual Report for the year ended February 28, 2007 is also enclosed.

By order of the Board of Directors,
CHRIS LIS JOHNSON, Secretary

Hauppauge, New York
June 28, 2007

AUDIOVOX CORPORATION
180 MARCUS BOULEVARD
HAUPPAUGE, NEW YORK 11788

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, AUGUST 2, 2007
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING
AND PROCEDURAL MATTERS

This proxy statement is provided in connection with the annual meeting of shareholders of Audiovox Corporation, and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the board of directors. This proxy statement and the accompanying form of proxy are scheduled to be mailed on or about June 28, 2007 to all shareholders of record on June 13, 2007.

2007 Annual Meeting

The annual meeting of shareholders of Audiovox Corporation will be held at 10:00 a.m. EST on August 2, 2007 at the Sheraton Smithtown, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788.

At the annual meeting, you will be asked:

•	to elect seven directors to the board of directors to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2008; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. However, no proxy voted against any of the proposals will be voted in favor of an adjournment or postponement to solicit additional votes in favor of approval of those proposals.

Record Date; Shareholders Entitled to Vote

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on June 13, 2007.

Quorum and Voting

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The annual meeting may be adjourned by a majority of the cast upon the question, whether or not a quorum is present votes. If a quorum is not present, the chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the annual meeting as originally notified.

Vote Required

At the close of business on June 13, 2007, there were 20,719,499 outstanding shares of our Class A common stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B common stock, par value $.01 per share. At the annual meeting, each share of Class A common stock is entitled to one vote (whether in person or by proxy or pursuant to a shareholders’ consent) and each share of Class B common stock is entitled to ten votes (whether in person or by proxy or pursuant to a shareholders’ consent).

Class A directors are elected by a plurality of the votes of the Class A shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The joint directors are elected by the Class A and Class B shareholders voting together. The ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of all outstanding votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this proxy statement.

Board Recommendation

The board of directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this proxy statement.

Voting Your Shares

The board of directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle and Charles M. Stoehr to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. You may also vote your shares by mail, telephone or by Internet as described on your proxy card.

Changing Your Vote By Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

How Proxies Are Counted

If you return a signed and dated proxy card but do not indicate how your shares are to be voted, those shares will be voted ‘‘FOR’’ each of the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. As a result, abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not be considered as present and entitled to vote with respect to such matters.

Cost of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to you. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees.

Stockholder Proposals and Director Nominations at Future Meetings

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders currently scheduled for July 31, 2008, must be received by the Secretary of the Company no later than February 28, 2008 for inclusion in the proxy statement. The proposals must comply with all applicable statutes and regulations.

Additional Information About the Proxy Materials

The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and is required to file periodic reports, proxy statements and other documents with the Securities and Exchange Commission (the ‘‘SEC’’) relating to its business, financial condition and other matters. Such reports, proxy statements and other documents may be examined and copies may be obtained from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s Website at http://www.sec.gov. Copies should be available by mail upon payment of the SEC’s customary charges by writing to the SEC’s principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

Along with these proxy materials, we are distributing our Annual Report on Form 10-K for fiscal year ended February 28, 2007 to the shareholders of record on June 28, 2007 which is a part of this proxy statement. Exhibits to the Annual Report on Form 10-K may be obtained from Audiovox upon request. To obtain any such exhibits or an additional copy of the Form 10-K without charge, please contact Chris Lis Johnson, Audiovox’s Secretary, 180 Marcus Boulevard, Hauppauge, New York 11788, Telephone: (631) 231-7750.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Each of the nominees for director named below has continuously served as a director since the year indicated. The directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Class A Directors are elected by the Class A Shareholders voting separately as a class. The joint directors are elected by the Class A and Class B Shareholders voting together; with the Class B Shareholders entitled to 10 votes per share and the Class A Shareholders entitled to one vote per share.

If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person designated by the Board of Directors. Management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

The following persons have been nominated and are proposed to be elected:

Name and Principal Occupation	Age	Director Since
CLASS A DIRECTORS
Paul C. Kreuch, Jr.* Principal, Knightsbridge Advisors, Inc.	68	1997
Dennis F. McManus* Telecommunications Consultant	56	1998
Peter A. Lesser* President, X-10 (USA) Inc.	72	2003
JOINT DIRECTORS
John J. Shalam Chairman of the Board	73	1960
Patrick M. Lavelle President and Chief Executive Officer	55	1993
Charles M. Stoehr Senior Vice President and Chief Financial Officer	60	1987
Philip Christopher President, Chief Executive Officer, UTStarcom Personal Communications, LLC	58	1973

*	Member of the Audit and Compensation Committees

Information Regarding the Nominees and Other Directors

Paul C. Kreuch, Jr. was elected to the Board of Directors in February 1997. Mr. Kreuch is a Principal at Knightsbridge Advisors, Inc., a firm specializing in executive retained search, management consulting, and mergers and acquisitions. Prior to entering the search profession, Mr. Kreuch was a banker for over 34 years. Beginning his career at Pittsburgh National Bank and later Wachovia Bank and Trust Company in Winston-Salem, North Carolina, Mr. Kreuch joined NatWest Bancorp in 1982 and managed the US and Regional banking groups. He became head of corporate banking and was named President, CEO, and a member of the board of NatWest USA, a $17 billion subsidiary in 1991. Upon the sale of NatWest in 1996, Mr. Kreuch became a management consultant and executive search professional.

Dennis F. McManus was elected to the Board of Directors in March 1998. Mr. McManus is currently self-employed as a telecommunications consultant. From May 2001 to February 2005, he was fully employed by one of his clients LSSI Corp., as Vice President, New Product Marketing. Prior to that, Mr. McManus was employed by NYNEX Corp. (now Verizon) for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997.

Peter A. Lesser was elected to the Board of Directors in 2003. Mr. Lesser is the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems. Mr. Lesser is a founder and shareholder, and has also served as a director of X-10 Limited, the Hong Kong parent company of X-10 (USA) Inc. since 1979. He is a member of the Executive Board of Directors of the Consumer Electronics Association and its Industry Executive Advisor. From 1997 through 1999, Mr. Lesser served as the President of the Security Industry Association.

John J. Shalam was elected Chairman of the Board of Audiovox Corporation on May 1, 2005. He had served as President, Chief Executive Officer and as Director of Audiovox or its predecessor since 1960. Mr. Shalam also serves as a Director of most of Audiovox’s operating subsidiaries. Mr. Shalam is on the Executive Board of Directors of the Consumer Electronics Association.

Patrick M. Lavelle was elected President and Chief Executive Officer of Audiovox Corporation on May 1, 2005. He had been a Vice President of Audiovox since 1980 and was appointed Senior Vice President in 1991. He was elected to the Board of Directors in 1993. Mr. Lavelle is Chief Executive Officer and President of Audiovox’s subsidiary, Code Systems, Inc. Mr. Lavelle is Chairman and on the Executive Board of Directors of the Consumer Electronics Association. Mr. Lavelle is a member of the Board of Trustees of Marist College, Poughkeepsie, New York.

Charles M. Stoehr has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Audiovox since 1987. From 1979 through 1990, he was a Vice President of Audiovox.

Philip Christopher has served as a Director of Audiovox or its predecessor since 1973. Up until November 1, 2004, Mr. Christopher had been Executive Vice President of Audiovox and Chief Executive Officer of Audiovox’s cellular subsidiary, Audiovox Communications Corp. Mr. Christopher is currently the President and Chief Executive Officer of UTStarcom Personal Communications, LLC, a division of UTStarcom Inc. Mr. Christopher also serves on the Executive Committee of the Cellular Telephone Industry Association.

MANAGEMENT RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF KREUCH, MCMANUS, LESSER, SHALAM, LAVELLE, STOEHR AND CHRISTOPHER, AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED ‘‘FOR’’ THE ELECTION OF SUCH NOMINEES.

PROPOSAL TWO

RATIFICATION OF GRANT THORNTON LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors proposes that shareholders ratify the appointment by the Audit Committee of Grant Thornton LLP, as the independent registered public accounting firm for the fiscal year ending February 28, 2008. One or more representatives of Grant Thornton will be present at the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee has appointed the firm of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2008, subject to ratification of this appointment by the shareholders of the Company. Grant Thornton has audited the Company’s financial statements since fiscal 2003 and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

Principal Accounting Fees and Services

For the fiscal years ended February 28, 2007 and November 30, 2005, the Company paid or accrued the following fees to Grant Thornton LLP (and its affiliates) for services rendered during the year or for the audit in respect of that year:

Fee Type	2/28/07	11/30/05
	(In Thousands)
Audit Fees (1)	$2,499	$2,105
Audit-Related Fees (2)	249	103
Tax Fees (3)	86	183
All Other Fees	—	—
Total	$2,834	$2,391

(1)	Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. For the period ended February 28, 2007, audit fees include the audit for the transitional period ended February 28, 2006 in connection with the Company’s change in year end. Also includes fees for statutory audits of international subsidiaries for the fiscal years.
(2)	Audit-Related Fees comprise fees for services that reasonably relate to the performance of the audit or review of the Company’s financial statements including the support of business acquisitions and the audit of the Company’s employee benefit plans.
(3)	Tax Fees comprise fees for tax compliance, tax planning and tax advice.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

All of the services for Audit and Audit-Related Fees, Tax Fees and All Other Fees referenced above were approved by the Audit Committee pursuant to Rule 2-0i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

Pre-Approval of Audit and Non-Audit Services

Approval by the shareholders of the appointment of the independent registered public accounting firm is not required, but the board believes that it is desirable to submit this matter to the shareholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Grant Thornton LLP, as our independent registered public accounting firm at the annual meeting, the selection of independent accountants will be reconsidered by the Audit Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

The Audit Committee considered the compatibility of the non-audit services provided to us by Grant Thornton LLP in fiscal 2007 on the independence of Grant Thornton LLP from us in evaluating whether to appoint Grant Thornton LLP to perform the audit of our financial statements and internal controls for the fiscal year ending February 28, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2008.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintain a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization’s expectations of its employees regarding ethical and honest business conduct and actions that represent a conflict of interest. The aforementioned Code of Conduct and Whistleblower policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company’s Code of Business Conduct and Ethics for Offices and Directors (the ‘‘Code of Ethics’’) prohibits our directors, NEO’s, other officers and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public or fifteen days prior to the end of each fiscal quarter through three days after the Company’s quarterly and annual earnings release. The Company communicates to all of its employees its Code of Conduct and Ethics and maintains a posting of such policies on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee, and may also, in accordance with the Company’s Bylaws, appoint other committees from time to time. Inasmuch as the Company is a ‘‘Controlled Company’’ under Rule 4350(c)(5) of the NASD Manual, the board does not have a standing nominating committee. Each committee has a written charter. Any of these documents will be provided in print to any shareholder who submits a request in writing to the Company’s Secretary, Audiovox Corporation, 180 Marcus Boulevard, Hauppauge, New York 11788.

The Board of Directors held five (5) meetings and acted by consent twenty-two (22) times during the fiscal year ended February 28, 2007. Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board and its committees, as well as the annual meeting of shareholders. All of the directors attended last year’s Annual Meeting of Shareholders. Each director attended 75% or more of the aggregate number of Board and related committee meetings during the year.

Audit Committee

The Audit Committee, which held four (4) meetings and acted by consent three (3) times during the fiscal year ended February 28, 2007, currently consists of three members, namely, Paul C. Kreuch, Jr., Dennis F. McManus, and Peter A. Lesser. The Board of Directors has determined that each of the three members meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules. All audit committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the audit committee, Mr. Paul C. Kreuch, Jr., meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

The Audit Committee operates pursuant to the Audiovox Corporation Audit Committee Charter. The Company’s independent auditors report directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of the officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.

Compensation Committee

The Compensation Committee, which held three (3) meetings and acted by consent five (5) times during the fiscal year ended February 28, 2007, currently consists of three members, namely, Messrs.

Lesser, Kreuch and McManus. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan and stock option plans of Audiovox, in which officers, directors and employees participate.

Stock Ownership Guidelines

The Company does not have any, nor does it plan to adopt in the near future, equity ownership targets for its NEO’s or other executives to maintain a personal ownership position in the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Paul C. Kreuch, Jr. and Denis F. McManus.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (‘‘CDA’’) describes our compensation philosophy, policies and practices with respect to our Principal Executive Officer (‘‘PEO’’), Principal Financial Officer (‘‘PFO’’) and the other individuals named in the ‘‘Summary Compensation Table’’ below, who are collectively referred to as the Named Executive Officers (‘‘NEO’’) for the fiscal year ended February 28, 2007. It includes information regarding the Company’s overall compensation objectives and each element of compensation that we provide.

The principal elements of our executive compensation programs are base salary, annual performance based cash bonuses, short-term and long-term equity incentive awards in the form of stock options, a deferred compensation program, supplemental executive term life insurance and disability plans, certain perquisites and other benefits such as a 401(K) and Profit Sharing Plan with employer matching contributions and health and welfare plans that are generally available to all of our salaried employees. The Company’s objective is that the total compensation paid to executive officers and other employees should be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue and growth potential. The Company’s executive compensation practices recognize the caliber, level of experience and performance of management and include meaningful incentives to maximize long term shareholder value while achieving the Company’s short term financial objectives.

The Compensation Committee, which we refer to in this discussion as the ‘‘Committee’’, is comprised entirely of independent directors in accordance with Nasdaq rules. The Committee has the responsibility for establishing, implementing and monitoring adherence to the Company’s executive compensation policies and practices. The Committee reviews and approves compensation for the Company’s PEO, PFO, other NEO’s and directors, subject to Board of Director approval, and oversees and administers the Company’s stock option plan and restricted stock plans. The Committee also approves equity awards and non-equity awards for all employees. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, the internal human resource department and the observations and recommendations of the Company’s executive management. In addition, the PEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management. The Committee’s responsibilities are further defined in the Committee’s charter.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by and decisions are made by the Committee, the recommendations of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. As described above, the PEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at the Compensation Committee meetings.

Compensation Philosophy and Policies

The Committee has designed the Company’s compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the consumer electronics industry, taking into account relative size, performance and geographic location as well as individual responsibilities and performance. The Company’s compensation program also seeks to hold our executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals; (iii) equity incentive awards are designed to align the interest of our executive officers and shareholders by (a) motivating and rewarding the executive officer when shareholder value increases and (b) reward the executive officer for continued future service; (iv) deferred compensation plans are designed to provide our executives with supplemental retirement benefits by permitting the deferral of additional salary and bonuses with a limited employer matching contribution; (v) supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices, and; (vi) other elements of compensation are primarily based on market practices.

The Committee’s philosophy for other benefits, such as general retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis. The Company’s compensation philosophy is designed to structure its compensation policy so that executive compensation is dependent on the achievement of corporate objectives and on the long-term increases in shareholder value.

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Offer a total compensation package that is competitive with the compensation levels and practices of peer companies;

•	Motivate and reward executives whose performance is important to the Company’s continued growth, profitability and success;

•	Align a portion of executive compensation to the Company’s financial strategic objectives and the executive’s individual contributions toward those objectives;

•	Align the interest of the Company’s executives with the long term interests of its shareholders;

•	Motivate executives to work together to achieve corporate goals by linking the annual cash incentives to the achievement of those corporate goals and;

•	Provide incentives that promote executive retention.

The Company engaged performance compensation consultants Sibson and Company in the past to assist the Committee in reviewing the compensation programs for its executive officers and other officers of the Company. Sibson provided the Committee with relevant market data and alternatives to consider when making compensation decisions regarding the PEO, PFO and the Company’s other executives. Sibson’s review encompassed total compensation components, peer compensation levels and the link between cash incentive compensation, plan results and Company performance. Sibson also prepared a presentation of executive compensation trends and developments to the Company’s Board of Directors. One of Sibson’s recommendations was to continue to utilize stock-based compensation, profit sharing and other forms of equity and non-equity awards to motivate and retain its executives.

Principal Elements of our Executive Compensation Programs

This section describes the various elements of our compensation programs for our NEOs, with a discussion of the Committee’s reasons for including a particular item in the compensation program. The Company’s executive compensation program has five principal components that are discussed below.

Executive Base Salary

The Company provides our NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Annual base salary ranges are determined for each executive, on a case-by-case basis, based on the position, the individual level of responsibility and performance, and the unique value and historical contributions made to the Company’s success. The Committee reviews salaries each year as part of the Company’s annual performance review process as well as upon a promotion or other change in job responsibility. In addition, the base salaries of our NEO’s and other employees are periodically reviewed and measured against market data provided by outside consultants and the Company’s internal human resources group. The Committee reviews base salary recommendations from the PEO for our other executive officers other than the PEO. Each year, the Board of Directors determines the PEO’s compensation arrangement. Based upon this review process, the Committee approves base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with competitive amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region and of similar size.

Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company’s financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal bonus year. Under our bonus program, the Chairman of the Board and the Chief Financial Officer’s bonuses are based upon the Company’s pre-tax earnings, except for extraordinary items.

For fiscal 2007, Mr. Shalam’s bonus was 3% of consolidated pre-tax earnings of the Company and Mr. Stoehr’s bonus was .75% of consolidated pre-tax earnings. The Chief Executive Officer’s bonus was determined by attainment of targeted pre-tax earnings of the Company for fiscal 2007. For example, if the Company’s pre-tax earnings were between $5 million and $9.99 million, the CEO’s bonus would have been $250,000. Inasmuch as the first target was not met, the CEO did not receive a bonus for fiscal 2007.

For fiscal 2007, Mr. Malone’s bonus was .0048% of Audiovox Electronics Corp.’s gross profit excluding extraordinary items. For fiscal 2008, Mr. Malone’s bonus will be determined by multiplying the return on sales percentage by the pre-tax income of Audiovox Electronics Corp. The return on sales percent will be capped at five (5%) percent.

Other executive officers’ bonuses are based on a target of 20% of the executive’s base salary. The Committee based 50% of the executive officers’ bonus on the achievement of corporate profitability targets during the fiscal year and 50% of the bonus was based on achievement of individual performance targets. The Committee believes that incentive cash bonuses should have an individual component that an executive directly contributes to and a corporate component that an executive indirectly contributes to. Individual performance objectives are determined by the executive officer to which the potential bonus recipient reports. At times, the Committee will approve additional discretionary cash bonus awards that the PEO recommends for certain executives based on individual performance levels that exceed expectations or for the successful completion of special strategic projects or events.

The Committee also reviews the unique circumstances involved in the recruitment of the Company’s executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives. During fiscal 2007, one of our NEOs, Mr. James Gordon, Jr., our Senior Vice President of Operations, received two installment payments related to his hiring bonus totaling $50,000 (in addition to his annual executive bonus award), which was approved in fiscal 2006, when this executive officer was hired.

Executive Stock Based Compensation Awards

The Company’s Stock Based Compensation Incentive Plan (the ‘‘Stock Based Incentive Plan’’) encourages participants to focus on long-term Company performance and provides an opportunity for our executives and designated key employees to increase their ownership in the Company through grants of the Company’s common stock or grants of stock options. The Stock Based Incentive Plan provides for restricted stock grants and option grants to executive officers, employees and outside directors. The purposes of the Company’s Stock Based Incentive Plan is to provide additional incentive to our executives, directors, and other employees whose substantial contributions are essential to the continued growth and success of the Company’s business. Grants of stock or options are designed to strengthen their commitment to the Company, to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Additionally, the purpose of the Stock Based Incentive Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased common stock ownership by our executives and the members of the Board who are not employees of the Company who drive, direct and execute the Company’s strategic objectives.

The Committee administers the Company’s Stock Based Incentive Plan for our executive officers, employees, and outside directors. Stock based compensation is primarily composed of stock option grants and is intended to focus our executives on creating long-term stockholder value. The Committee will periodically grant stock options to executives who are responsible for designing and implementing the Company’s long-range strategic plan. At its discretion, the Committee also grants options based on individual and corporate achievements. Under these plans, the Committee grants options to purchase common stock, with an exercise price equal to the fair market value of the common stock on the date of grant. The Committee believes that providing stock options to the executive officers, who are responsible for the Company’s management and growth, gives them an opportunity to own the Company’s stock and better aligns their interests with the interests of our shareholders. The Plan also promotes the retention of our executives due to the vesting provisions of the option grant and the potential upside for stock price appreciation. Recent option grants vest immediately but expire two or three years from grant date.

The Committee approves grants made to the PEO, PFO, directors and other executive officers and, in certain cases, recommends grants to the entire Board for its approval. The Committee determines the number of shares underlying each stock option grant based upon the executive level and years of service, the Company’s performance and the executives’ individual roles and responsibilities. As discussed above, the Company typically reviews salaries, bonuses, other benefits and stock option grants on an annual basis. This process typically begins during the fourth quarter and is completed before the fiscal year end or shortly thereafter. The Committee determined that options would typically be granted annually during November of each fiscal year.

In addition, in the event that an executive officer or a designated key employee is hired during the year, the Committee may make a discretionary grant at the commencement of employment. During fiscal 2007, in connection with the employment of one of our NEO’s, Mr. James Gordon, Jr., our Senior Vice President of Operations, the Committee granted this NEO an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $12.24 per share, the then fair market value of the Company’s common stock on date of grant with a total value of approximately $37,500.

For these reasons, the Committee considers stock options as an important element of compensation when it reviews our executive officer compensation programs.

Executive Deferred Compensation Plan

The Company has a nonqualified Deferred Compensation Plan (the ‘‘Deferred Compensation Plan’’) for a select group of executives, including the NEO’s. The Plan is intended to provide certain executives the ability to defer additional salary and bonuses, in addition to those amounts that are permitted to be deferred under the Company’s 401(K) and Profit Sharing Plan. The Deferred Compensation Plan provides for a employer matching contribution equal to 25% of the employee deferrals up to $20,000 or a maximum employer matching contribution of $5,000 per year, which vests immediately. Except for Mr. Lavelle’s compensation arrangement, the Company is under no obligation to set aside any additional funds for the purpose of making payments under the Plan. In accordance with Mr. Lavelle’s fiscal 2007 compensation arrangement, the Company is required to contribute

$250,000 annually into a separate deferred compensation account (the ‘‘Lavelle Account’’) on his behalf and benefit. The employer contributions into this account are invested by the Company in certain mutual funds. All earning and losses are allocated directly to this account and all employer contributions and earnings thereon vest immediately. Contributions and earnings and the total account balance on this account as of the end of the 2007 fiscal year are shown in the Nonqualified Deferred Compensation table for Mr. Lavelle on page 20 of this proxy statement.

The Deferred Compensation Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Plan is held by the Company in a ‘‘Rabbi’’ investment trust and invested by the participant among a number of mutual funds. Earnings and losses are allocated to the participant’s individual account. Company contributions are vested immediately. The Committee has the option of amending or terminating the Plan at any time. Contributions and earnings on those contributions and total account balances as of the end of the 2007 fiscal year are shown for our NEO’s in the Nonqualified Deferred Compensation table on page 20 of this proxy statement.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, and our 401(K) and profit sharing plan, in each case on the same basis as our other employees, except for the Employee Stock Purchase Plan for which our NEO’s are not permitted to participate. In addition, certain executives, including our NEO’s, receive additional benefits, including supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements and reimbursement of business related expenses.

Tax and Accounting Implications of the Executive Compensation Program

It is the Committee’s goal that the Company’s executive compensation programs maximize the benefit of tax laws and accounting requirements, while meeting the Company’s compensation policies and objectives. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s PEO or other NEO’s. This limitation does not apply to compensation that meets the requirements under Section 162(m) for ‘‘qualified performance based’’ compensation. The Committee believes it is desirable and in the Company’s best interest to deduct compensation payable to our executive officers. Accordingly, the Committee considers the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments. The Committee will continue to monitor the executive compensation programs to preserve the related Federal income tax deductions.

The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

We adopted Statement of Financial Accounting Standards No. 123R (‘‘SFAS No. 123R’’) effective December 1, 2005. In determining equity compensation awards for fiscal 2007, we generally considered the potential expense of our compensation awards under SFAS No. 123R and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards’ potential expense, our performance and the impact of the awards on executive motivation and retention.

Severance and Termination benefits

With the exception of Mr. Lavelle’s Employment Agreement (as defined below), we do not have a formal written severance plan or severance agreement with any executive, including our NEOs.

However, we have in the past and may in the future provide severance benefits to our executives on a case-by-case basis, after taking into consideration the reason for termination and other factors present at the time of separation. The Company does not have any formal written agreements with any of our executives as it relates to change in control benefits or payments, except for an agreement with Mr. Gordon that provides for a one-time payment of one year base salary if there should be a change in control on or before December 22, 2007. However, the Committee reserves the right to enter into such arrangements with our NEOs.

Employment Agreements

On June 11, 2007 the Company’s Board of Directors authorized and approved a three-year employment contract effective March 1, 2007 with Mr. Patrick M. Lavelle (the ‘‘Employment Agreement’’). A copy of the Employment Agreement was filed as Exhibit 10 to the Company’s Current Report on Form 8-K filed on June 15, 2007 with the Securities and Exchange Commission.

The Employment Agreement will be automatically renewed for successive one year periods unless, either party notifies the other of his or its intention not to renew the agreement not less than one hundred eighty (180) days prior to the expiration of the initial or any renewal term, as the case may be.

During the term of the agreement the Company will pay Mr. Lavelle an annual base salary of Seven Hundred Fifty Thousand ($750,000.00) Dollars per annum and an annual bonus of Two Hundred Fifty Thousand ($250,000.00) Dollars for each and every Five Million ($5,000,000.00) Dollars of pre-tax profit earned by the Company during the fiscal year. In addition, the agreement provides for an annual discretionary merit based bonus, at the sole discretion of the Board, based on the Company’s performance. Pursuant to the agreement, Mr. Lavelle, effective as of the first fiscal year the Company achieves any year-end pre-tax profit, and for each fiscal year thereafter during the employment period, shall have credited to the Company’s Deferred Compensation Plan Two Hundred Fifty Thousand ($250,000.00) Dollars for Mr. Lavelle’s benefit, which sum shall be in addition to any other amounts that the Company may be required to pay for Mr. Lavelle’s benefit under any deferred compensation plan established for the benefit of Mr. Lavelle and/or any other key executives of the Company.

In the event of the termination of Mr. Lavelle’s employment, by the Company with or without cause, by Mr. Lavelle with or without good reason or by virtue of Mr. Lavelle’s death or disability, Mr. Lavelle will be entitled to certain payments, continuation of benefits and vesting of stock based compensation depending on the reason for termination and all as more specifically set forth in the Employment Agreement.

Mr. Lavelle is subject to a confidentiality restriction during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during this employment and for 24 months following termination.

The above is a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees. The Company matches a portion of the participant’s contributions in the amount of 50% of elective deferrals up to a maximum of 6% of eligible compensation after three months of service. Shares of the Company’s Common Stock are not an investment option in the Savings Plan and the Company does not use such shares to match participants’ contributions.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contribution for the benefit of participating employees, including the NEO’s, for any fiscal year in an amount determined by the Board of Directors. Whether or not the Board of Directors makes a discretionary contribution, the size of the contribution is dependent upon the performance of the Company. A participant’s share of the discretionary contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During fiscal 2007, the Board did not make a discretionary profit sharing contribution to the Plan because of the Company’s performance.

Measuring Company Performance for Compensation Purposes

The value of our stock options is based upon the Company’s performance, as reflected in the price of its stock and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue and operating income targets established in connection with the annual budgeting process or achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Compensation Committee
Peter A. Lesser, Chairman Paul C. Kreuch, Jr. Dennis F. McManus

Fiscal 2007 Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Patrick M. Lavelle President and Chief Executive Officer	2007	$1,000,000 (1)	—	—	—	—	—	$18,245	$1,018,245
Charles M. Stoehr Senior Vice President and Chief Financial Officer	2007	$400,000	$16,819	—	—	—	—	25,193	$442,012
Thomas C. Malone Senior Vice President	2007	$165,000	$423,927	—	—	—	—	27,153	$616,080
James Gordon, Jr. Senior Vice President	2007	$276,296	$78,462	—	$37,500	—	—	16,168	$408,426
Loriann Shelton Senior Vice President	2007	$276,296	$48,462	—	—	—	—	19,983	344,741
John J. Shalam (5) Chairman of the Board	2007	$450,000	$67,274	—	—	—	—	34,043	$551,317

(1)	The Company deferred $250,000 of Mr. Lavelle’s salary into a special deferred compensation account (the ‘‘Lavelle Account’’), see further discussion in the non-qualified deferred compensation plan table. Each of the NEOs also contributed a portion of their salary to the Company’s 401(k) and Profit Sharing Plan.
(2)	Refer to CD&A for a further discussion on the bonus calculations for our NEOs.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of our NEO’s in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to the 2007 grants, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended February 28, 2007. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.
(4)	See the All Other Compensation Table below for additional information.
(5)	Mr. Shalam, Chairman of the Board, is not an executive officer of the Company.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name of Executive	Auto Allowance	Value of Supplemental Life Insurance Premiums (1)	Employer Contributions Relating to Employee Savings Plan (2)	Total
Lavelle	$10,320	$2,756	$5,169	$18,245
Stoehr	16,529	3,663	5,001	25,193
Malone	12,460	2,362	12,331	27,153
Gordon, Jr.	8,400	2,274	5,494	16,168
Shelton	8,400	2,292	9,291	19,983
Shalam	17,916	13,012	3,115	34,043

(1)	This column represents taxable payments made to the named executives to cover premiums for a $1,000,000 life insurance policy and supplemental disability insurance, which are owned by each executive.
(2)	This column represents (a) company matching contributions to the NEO’s 401(k) and Profit Sharing Plan of 50% of the executives’ elective deferral up to a maximum of 6% of the executives’ compensation, as defined in the Plan’s agreement; and (b) company matching contributions to the NEO’s Deferred Compensation account equal to 25% of the employee deferrals, with a maximum contribution of $5,000. See page 20 for a further description of the company contributions related to the nonqualified deferred compensation plan.

Grants of Plan Based Awards Fiscal 2007

The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company’s nonequity and equity incentive plans.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards (2) ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Lavelle	—	—	—	—	—	—	—	—	—	—
Stoehr	—	—	—	—	—	—	—	—	—	—
Malone	—	—	—	—	—	—	—	—	—	—
Gordon, Jr.	8/2/06	—	—	—	—	—	—	—	10,000	$12.24
Shelton	—	—	—	—	—	—	—	—	—	—
Shalam	—	—	—	—	—	—	—	—	—	—

(1)	This column shows the number of stock options granted in fiscal 2007 to our NEO’s. These options vest immediately and expire in two years.
(2)	This column shows the exercise price for the stock options granted, which was the closing price of Audiovox stock on August 2, 2006. These options had a fair value on the grant date of $37,527 which was calculated using the Black Scholes value on the grant date of $3.75. The fair value shown for option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended February 28, 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth outstanding stock option awards classified as exercisable and unexercisable as of February 28, 2007, for the NEO’s. It also shows restricted stock awards not yet vested as of February 28, 2007.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lavelle	11/28/05 9/9/99 7/17/97	58,726 200,000 11,200	— — —	$13.69 $15.00 $ 7.69	11/28/08 9/9/09 7/17/07
Stoehr	11/28/05 9/9/99	25,000 100,000	— —	$13.69 $15.00	11/28/08 9/9/09
Malone	11/28/05	25,000	—	$13.69	11/28/08
Gordon, Jr.	8/2/06	10,000	—	$12.24	8/2/08
Shelton	11/28/05 9/9/99	25,000 15,000	— —	$13.69 $15.00	11/28/08 9/9/09
Shalam	11/28/05 7/17/97	58,726 200,000	— —	$13.69 $ 7.69	11/28/08 7/17/07

Option Exercises and Stock Vested at 2007 Fiscal Year End

The following table contains information regarding the exercise of stock options during the fiscal year ended February 28, 2007, by the following NEO’s:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Lavelle	—	$—	—	—
Stoehr	35,000	231,041	—	—
Malone	—	—	—	—
Gordon, Jr.	—	—	—	—
Shelton	—	—	—	—
Shalam	150,000	991,773	—	—

Nonqualified Deferred Compensation for Fiscal Year 2007

The table below provides information on the non-qualified deferred compensation of our NEO’s:

Name	Executive Contributions in fiscal 2007 (1)	Registrant Contributions in fiscal 2007 (2)	Aggregate Earnings in Last fiscal 2007 (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at February 28, 2007
Lavelle	$—	$250,000	$17,904	$—	$554,413
Stoehr	—	—	—	—	—
Malone	42,949	5,000	21,355	—	242,759
Gordon, Jr.	10,000	2,500	22	—	12,522
Shelton	40,180	4,981	19,577	—	349,025
Shalam	—	—	360,257	—	3,012,246

(1)	Represents contributions made by the named by our NEO’s into the Company’s deferred compensation plan. Such amounts are included in the salary or bonus column in the summary compensation table.
(2)	Represents Company matching contributions to or funding of the NEO’s deferred compensation account. Such amounts are included in the other compensation column in the summary compensation table, except for the funding of Mr. Lavelle’s deferred compensation account, which is included in the salary column in the Summary Compensation Table.
(3)	Represents interest, dividends and change in market value of employee and employer contributed funds.

Compensation of Directors

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s directors during the fiscal year ended February 28, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Paul C. Kreuch	$62,000	—	—	—	—	—	$62,000
Dennis F. McManus	$40,500	—	—	—	—	—	$40,500
Peter A. Lesser	$52,000	—	—	—	—	—	$52,000
Philip Christopher	—	—	—	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information with respect to ownership of the Company’s Common Stock by all directors, nominees for election as directors, executive officers named in the tables under the caption ‘‘Executive Compensation,’’ and all directors and such executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Audiovox Corporation, 180 Marcus Blvd., Hauppauge, New York 11788. Except as otherwise provided, the table below relates to shares of the Company’s Class A Common stock. The content of the table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the company’s understanding of circumstances in existence as of June 21, 2007.

Name and Address (1)	Number of Shares Beneficially Owned (2)		Percent of Outstanding Shares
John J. Shalam	4,111,685	(3)	19.8%
Philip Christopher, 555 Wireless Blvd., Hauppauge, NY 11788	784,474		3.8%
Patrick M. Lavelle	276,104		1.3%
Charles M. Stoehr	139,000		*
Loriann Shelton	40,020		*
Thomas C. Malone	25,000		*
Paul C. Kreuch, Jr.	17,000		*
Dennis F. McManus	15,000		*
James Gordon, Jr.	10,000		*
Peter A. Lesser	0		0.0%
All directors and officers as a group (13 persons)	5,450,783		26.3%

*	Less than one (1%) percent.
(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	The number of shares stated as ‘‘beneficially owned’’ includes stock options currently exercisable as follows: Mr. Shalam—58,726, Mr. Christopher—580,000, Mr. Lavelle—258,726, Mr. Stoehr—125,000, Ms. Shelton—40,000, Mr. Malone—25,000, Mr. Kreuch—15,000, Mr. McManus—15,000, and Mr. Gordon—10,000.
(3)	Includes 2,144,152 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,002 shares of Class A common stock that are held in irrevocable trusts for the benefit of Mr. Shalam’s three sons.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company’s Common Stock by persons or entities that are beneficial owners of more than five percent of the Company’s Class A common stock. The information contained in this table is based on information contained in Schedule 13G’s furnished to the Company.

Name and Address of Other 5% Holders of Class A Common Stock	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Kahn Brothers & Co., Inc. (1) 555 Madison Avenue, 22nd Floor New York, NY 10022	2,500,225	11.18%
Dimensional Fund Advisors, Inc. (2) 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	1,760,956	8.82%
Donald Smith & Co., Inc. (3) 152 West 57th Street New York, NY 10019	1,956,800	9.71%
Barclays Global Investors, NA (4) Murray House 1 Royal Mint Court London, EC3N 4HH	1,008,755	5.06%
Tracer Capital Management L.P. (5) 540 Madison Avenue, 33rd Floor New York, NY 10022	1,153,800	5.78%
Aegis Financial Corp. (6) 1100 North Glebe Road, Suite 1040 Arlington, VA 22201	1,272,395	6.30%

(1)	Information reported is derived from a Schedule 13G-A of Kahn Brothers & Co., Inc. filed with the Securities and Exchange Commission on February 13, 2007.
(2)	Information reported is derived from a Schedule 13G-A dated February 1, 2007 of Dimensional Fund Advisors, Inc. and filed with the Securities and Exchange Commission on February 9, 2007.
(3)	Information reported is derived from a Schedule 13G dated February 12, 2007 of Donald Smith & Co., Inc. and filed with the Securities and Exchange Commission on February 13, 2007.
(4)	Information reported is derived from a Schedule 13G dated January 9, 2007 of Barclays Global Investors, NA and filed with the Securities and Exchange Commission on January 23, 2007.
(5)	Information reported is derived from a Schedule 13G dated February 6, 2007 of Tracer Capital Management L.P. and filed with the Securities and Exchange Commission on February 6, 2007.
(6)	Information reported is derived from a Schedule 13G dated February 14, 2007 of Aegis Financial Corp. and filed with the Securities and Exchange Commission on February 14, 2007.

Compensation Plan

The following table provides certain information as of June 21, 2007 about Audiovox Common Stock that may be issued under Audiovox’s existing equity compensation plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,342,452	$14.62	1,407,500
Equity compensation plans not approved by security holders	30,000	$11.54	—
Total	1,372,452	$14.55	1,407,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease some of our office, warehouse and distribution facilities from entities in which our Chairman owns controlling interests. The following table identifies leases that result in payments in excess of $60,000 to any of the related entities.

Real Property Location	Expiration Date	Owner of Property	Paid During Fiscal Year Ended 2/28/07
150 Marcus Blvd Hauppauge, NY	March 30, 2016	150 Marcus Blvd. Realty, LLC (1)	$617,736
555 Wireless Blvd Hauppauge, NY	November 30, 2026	Wireless Blvd. Realty, LLC (2)	$575,540

(1)	Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam’s three sons own the remaining 1%.
(2)	Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam’s three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries. In connection with the sale of substantially all of the assets relating to our wireless business to UTStarcom Inc. (‘‘UTStarcom’’) on November 1, 2004, Audiovox and UTStarcom have entered into a sublease agreement for the space at 555 Wireless Boulevard, Hauppauge, New York which provides for a net monthly rent of $46,000 for five years.

We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

David Shalam, the son of John J. Shalam, has served in various positions with Audiovox over the past 11 years. Mr. David Shalam currently serves as a Vice President of Operations. Mr. David Shalam’s annual aggregate compensation was $165,339 for the fiscal year ended February 28, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (‘‘Reporting Persons’’) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the ‘‘SEC’’) and the Nasdaq Stock Market (the ‘‘Nasdaq’’). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions for the fiscal year ended February 28, 2007, except that three newly elected Reporting Persons failed to timely file their Form 3 holdings report and one newly elected Reporting Person failed to file his form 3 and a Form 4 report of an option grant.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and which is annexed hereto as Exhibit A.

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and management’s assessment and effectiveness of internal controls.

As part of its oversight and responsibility, the Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended February 28, 2007 with our management and Grant Thornton LLP, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Grant Thornton LLP, including any process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of Grant Thornton LLP regarding the reasonableness of those estimates; and

•	met with representatives of Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has also received the written disclosures from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Grant Thornton LLP and considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence, and has satisfied itself as to the auditor’s independence.

Based upon the Audit Committee’s discussions with management and Grant Thornton LLP, and the Audit Committee’s review of the representations of management and Grant Thornton LLP the Audit Committee is satisfied that its responsibilities under its charter for the year ended February 28, 2007, were met and that the financial reporting processes of the Company are functioning effectively and efficiently. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the February 28, 2007 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

Members of the Audit Committee
Paul C. Kreuch, Jr. Chairman Dennis F. McManus Peter A. Lesser

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than as set forth in Proposals 1 and 2 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their direction.

By order of the Board of Directors
CHRIS LIS JOHNSON Secretary Audiovox Corporation

Hauppauge, New York
June 28, 2007

EXHIBIT A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

A.	the financial reports and other financial information provided by the Corporation to any governmental body or the public;

B.	the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and,

C.	the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

The Audit Committee’s primary duties and responsibilities are to:

A.	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

B.	Review and appraise the audit efforts of the Corporation’s independent accountants and its principle accounting officer.

C.	Provide an open avenue of communication among the independent accountants, financial and senior management, the principle accounting officer, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

Until June 30, 2001, the Audit Committee shall be comprised of two or more directors as determined by the Board. The Audit Committee shall be comprised of three or more directors as determined by the Board. Each director member of the Audit Committee shall be an independent director, free from any relationship that, in the opinion of Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation.

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the principle accounting officer, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with Section IV4. below.

Exhibit A-1

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

A.	Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the principle accounting officer and management’s response.

4.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

B.	Independent accountants

1.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant’s independence.

2.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statement.

C.	Financial Reporting Processes

1.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

2.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the principle accounting officer.

D.	Process Improvement

1.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the principle accounting officer regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Following completion of the annual audit, review separately with each of management, the independent accountants and the principle accounting officer any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the independent accountants or the principle accounting officer in connection with the preparation of the financial statements.

4.	Review with the independent accountants, the principle accounting officer and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Exhibit A-2

E.    Ethical and Legal Compliance

1.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2.	Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

3.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

4.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

5.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Exhibit A-3

AUDIOVOX CORPORATION

Voting by telephone or Internet is quick, easy and immediate.    As a stockholder of Audiovox Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 1, 2007.

Vote Your Proxy on the Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PROXY BY MAIL THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.						Please mark your votes like this
1. ELECTION OF DIRECTORS. To elect our board of seven directors;	FOR	WITHHELD FOR ALL	Class A. Stockholders vote: 01 Paul C. Kreuch, Jr. 02 Dennis F. McManus 03 Peter A. Lesser Class A and Class B Stockholders vote:	2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2008;	FOR	AGAINST	ABSTAIN
WITHHELD FOR: (Write that nominee’s name in the space provided below).			04 John J. Shalam, 05 Patrick M. Lavelle, 06 Charles M. Stoehr, 07 Philip Christopher

    IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                                                                    Signature                                                                                    Date

NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc. please add full title. (Sign exactly as name appears on this proxy.)

AUDIOVOX CORPORATION
180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 2, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of and Patrick M. Lavelle and Charles M. Stoehr as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Audiovox Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held August 2, 2007, at the Sheraton Smithtown 110 Motor Parkway, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)